Exhibit 10.53

AMENDMENT TO EMPLOYMENT AGREEMENT

December 19, 2008

THIS AMENDMENT (“Amendment”) to the Employment Agreement (the “Agreement”) between Koppers Inc. (as successor to Koppers Industries, Inc.) (the “Company”) and Steven R. Lacy (“Executive”) is effective as of January 1, 2009.

WHEREAS, the Company and Executive previously entered into the Agreement, setting forth the terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Agreement to comply with applicable requirements under Section 409A of the Internal Revenue Code of 1986, as amended, and final regulations and other interpretive guidance issued thereunder;

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Effective as of January 1, 2009, a new Section 20 shall be added to the Agreement, to read as follows:

20. Code Section 409A.

(a) This Agreement is intended to comply with Section 409A of the Code (“Section 409A”) and the final regulations and interpretative guidance issued thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered accordingly. The Agreement shall be construed and interpreted with such intent. If any provision of this Agreement needs to be revised to satisfy the requirements of Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of the Code and any such modification will attempt to maintain the same economic results as were intended under this Agreement. Each payment under this Agreement is intended to be treated as one of a series of separate payments for purposes of Section 409A and Treas. Reg. §1.409A-2(b)(2)(iii) (or any similar or successor provisions). Any reimbursement or similar payment required to be paid to Executive hereunder (including, without limitation, reimbursement of medical expenses beyond the 18-month period following Executive’s Separation from Service, as defined below) shall be paid by the Company no later than the latest date on which such payment may be made under Section 409A and applicable regulations without causing such payment to be deemed deferred compensation subject to Section 409A.

(b) Notwithstanding any provision to the contrary, to the extent that Executive is considered a “specified employee” (as defined in Section 409A and Treas. Reg. §1.409A-1(c)(i) or any similar or successor provision) and would be entitled to a payment during the six month period beginning on Executive’s date of Separation from Service (as defined below) that is not otherwise excluded under Section 409A under the exception for short-term deferrals, separation pay arrangements, reimbursements, in-kind distributions, or any otherwise applicable exemption, the payment will not be made to Executive until the earlier of the six month anniversary of Executive’s date of Separation from Service or Executive’s death and will be accumulated and paid on the first day of the seventh month following the date of termination. For purposes of this Agreement, any reference to a termination of employment where such event gives rise to the payment of deferred compensation shall be deemed a reference to a Separation from Service (as defined below).

(c) “Separation from Service” shall mean Executive’s death, retirement or other termination of employment with the Company and all affiliates. For purposes of this definition, a “termination of employment” shall occur when the facts and circumstances indicate that the Company and Executive reasonably anticipate that no further services would be performed by Executive for the Company and any affiliate after a certain date or that the level of bona fide services Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) over the immediately preceding 36-month period.

2. Except as amended above, the Agreement is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

AGREED:

KOPPERS INC.:

/s/ Walter W. Turner
Signature

Walter W. Turner
Name

President and Chief Executive Officer
Title

436 Seventh Avenue
Address

Pittsburgh, PA 15219

December 22, 2008
Date

EXECUTIVE:

/s/ Steven R. Lacy
Signature

Steven R. Lacy
Name

Senior V.P., Administration, General Counsel and Secretary
Title

Address

December 22, 2008
Date

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